Exhibit 10.2

Lease Amendment

This lease amendment dated the 6 day of June, 2014, amends that certain lease entered into May 26th, 2010 by and between Manitex International, Inc (‘Tenant”) and KB Building LLC. (“Landlord”).

WHEREAS Tenant wishes to extend the term of the Lease and Landlord is willing to do so,

NOW THEREFORE landlord and Tenant agree as follows:

1. Paragraph 2.01 is hereby amended to read:

The term of this Lease (the “Term”) shall commence May 26, 2010 on the date hereof (the “Commencement Date”) and shall end on the last day of the one hundred and twentieth (120th) full calendar month after the Commencement Date, or if one or more extension options is/are exercised by Tenant as provided herein, the date for expiration of the last such extension to be exercised (the “Expiration Date”).

2. Paragraph 27.01 is hereby amended to read:

Tenant shall have the option to extend the term of this Lease for six additional one year periods, the first such extension period beginning on the first day of the one hundred and twenty first (121st) full calendar month after the Commencement Date and ending on the last day of the one hundred and thirty second (132nd) full calendar month after the Commencement Date (such extension period hereinafter referred to as the “First Extension Term”). Similarly, each additional successive extension period (from time to time referred to herein as the “Extension Terms”) shall commence on the first day immediately following the expiration of the preceding term, and terminate at the end of twelve months thereafter. Notwithstanding the foregoing, however, Tenant shall not be entitled to so extend the Term of the Lease if Tenant is in default under this Lease at the time for exercise of any such extension beyond applicable notice and cure periods provided herein. The option to extend the Term granted to Tenant shall be automatic for each successive Extension Term, and each successive Extension Term shall commence automatically upon the expiration of the then current Term unless, Tenant gives written notice to Landlord, not less than six (6) months prior to the Expiration Date of the First, or any subsequent Extension Term, that it wishes not to extend the Term beyond the then current Expiration Date.

LANDLORD:	TENANT:

KB Building, LLC ,	MANITEX, INTERNATIONAL INC.,
An Illinois limited liability company	a Michigan corporation

By	/s/ David J. Langevin	By	/s/ Andrew M. Rooke
	David J. Langevin		Andrew Rooke, President

/s/ Dody A. Lesniak
Notary Public
Cook County, Illinois

My Commission Expires: 12/14/17

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